Exhibit 99.1

Astrea Acquisition Corp. Announces Separate Trading of its Common Stock and Warrants

March 11, 2021 NEW YORK—(GLOBE NEWSWIRE)—Astrea Acquisition Corp. (NASDAQ: ASAXU) (the “Company”) announced today that, commencing on or about March 15, 2021, holders of units sold in the Company’s initial public offering may elect to separately trade the shares of the Company’s common stock and warrants included in the units. The shares of common stock and warrants that are separated will trade on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ASAX” and “ASAXW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade on Nasdaq under the symbol “ASAXU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of common stock and warrants.

Astrea Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region. The Company is led by Chief Executive Officer, Felipe Gonzalez and Chief Financial Officer, Jose Luis Cordova.

EarlyBirdCapital, Inc. acted as the sole book running manager for the Company’s initial public offering which was consummated in February 2021. A registration statement relating to the Company’s offer and sale of these securities was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 3, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:
Felipe Gonzalez
Chief Executive Officer
Astrea Acquisition Corp.
info@astreaacquisitioncorp.com